                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                                NETLIBRARY, INC.,
                        NL PP.COM ACQUISITION CORPORATION
                                       AND

                              PEANUTPRESS.COM, INC.




                                FEBRUARY 18, 2000

                                TABLE OF CONTENTS

                                                                                         Page

SECTION ONE................................................................................2

1.       The Merger........................................................................2
         1.1      The Merger...............................................................2
         1.2      Closing; Effective Time..................................................2
         1.3      Effect of the Merger.....................................................2
         1.4      Articles of Organization; Bylaws.........................................2
         1.5      Directors and Officers...................................................2
         1.6      Effect of Merger on Target and MergerSub Common Stock....................3
         1.7      Delivery of Merger Consideration.........................................3
         1.8      Stock Transfer Books.....................................................4
         1.9      Target Stock Options.....................................................4
         1.10     Escrow; Closing Adjustment...............................................4
         1.11     Intended Tax Consequences................................................6
         1.12     Taking of Necessary Action; Further Action...............................7
         1.13     Withholding..............................................................7

SECTION TWO................................................................................8

2.       Representations and Warranties of Target..........................................8
         2.1      Organization; Subsidiaries...............................................8
         2.2      Articles of Organization and Bylaws......................................8
         2.3      Capital Structure........................................................9
         2.4      Authority................................................................9
         2.5      No Conflicts; Required Filings and Consents..............................9
         2.6      Financial Statements....................................................10
         2.7      Absence of Undisclosed Liabilities......................................10
         2.8      Absence of Certain Changes..............................................11
         2.9      Litigation..............................................................12
         2.10     Restrictions on Business Activities.....................................13
         2.11     Permits and Authorizations..............................................13
         2.12     Title to Property.......................................................14
         2.13     Intellectual Property...................................................14
         2.14     Environmental Matters...................................................16
         2.15     Taxes...................................................................18
         2.16     Employee Benefit Plans..................................................18
         2.17     Certain Agreements Affected by the Merger...............................20
         2.18     Employee Matters........................................................21
         2.19     Material Contracts......................................................21
         2.20     Interested Party Transactions...........................................21

         2.21     Insurance...............................................................21
         2.22     Compliance With Laws....................................................22
         2.23     Minute Books............................................................22
         2.24     Brokers' and Finders' Fees..............................................22
         2.25     Board Approval..........................................................22
         2.26     Customers and Suppliers.................................................22
         2.27     Third Party Consents....................................................22
         2.28     Representations Complete................................................23

SECTION THREE.............................................................................23

3.       Representations and Warranties of Acquiror and MergerSub.........................23
         3.1      Organization, Standing and Power; Capitalization........................23
         3.2      Authority...............................................................24
         3.3      No Conflict; Required Filings and Consents..............................25
         3.4      Absence of Undisclosed Liabilities......................................25
         3.5      Absence of Certain Changes..............................................25
         3.6      Litigation..............................................................26
         3.7      Permits and Authorizations..............................................26
         3.8      Compliance With Laws....................................................26
         3.9      Broker's and Finders' Fees..............................................26
         3.10     Acquiror Stock..........................................................27
         3.11     Restrictions on Business Activities.....................................27
         3.12     Financial Statements....................................................27
         3.13     Title to Property.......................................................27
         3.14     Employee Matters........................................................28
         3.15     Interested Party Transactions...........................................28
         3.16     Minute Books............................................................28
         3.17     Representations Complete................................................28

SECTION FOUR..............................................................................29

4.       Conduct Prior to the Effective Time..............................................29
         4.1      Conduct of Businesses of Target and Acquiror............................29
         4.2      Restrictions on Actions of Target.......................................29
         4.3      Restrictions on Actions of Acquiror.....................................32
         4.4      No Solicitation.........................................................33
         4.5      Assignment of Inventions by Employees & Consultants.....................34
         4.6      Protection of Intellectual Property.....................................34

SECTION FIVE..............................................................................34

5.       Additional Agreements............................................................34
         5.1      Best Efforts and Further Assurances.....................................34
         5.2      Consents; Cooperation...................................................34

         5.3      Access to Information...................................................35
         5.4      Public Disclosure.......................................................35
         5.5      Non-Competition Agreements..............................................35
         5.6      Options and Warrants....................................................35
         5.7      Lock-Up Agreements; Manner of Sale Requirements.........................35
         5.8      Employment Agreements...................................................36

SECTION SIX...............................................................................36

6.       Conditions to the Merger.........................................................36
         6.1      Conditions to Obligations of Each Party to Effect the Merger............36
         6.2      Additional Conditions to Obligations of Target..........................36
         6.3      Additional Conditions to the Obligations of Acquiror and MergerSub......38

SECTION SEVEN.............................................................................40

7.       Termination, Amendment and Waiver................................................40
         7.1      Termination.............................................................40
         7.2      Effect of Termination...................................................40
         7.3      Expenses and Termination Fees...........................................40
         7.4      Amendment...............................................................41

SECTION EIGHT.............................................................................41

8.       Escrow and Indemnification.......................................................41
         8.1      Survival of Covenants, Representations and Warranties...................41
         8.2      Indemnification and Damages.............................................41
         8.3      Damages Threshold.......................................................42
         8.4      Expiration of Claims....................................................42

SECTION NINE..............................................................................42

9.       General Provisions...............................................................42
         9.1      Notices.................................................................42
         9.2      Interpretation..........................................................43
         9.3      Counterparts............................................................44
         9.4      Entire Agreement; Nonassignability; Parties in Interest.................44
         9.5      Severability............................................................44
         9.6      Remedies Cumulative.....................................................44
         9.7      Governing Law...........................................................44
         9.8      Rules of Construction...................................................44
         9.9      Amendments and Waivers..................................................45

TARGET DISCLOSURE SCHEDULE

Section 2.1                    Organization; Subsidiaries
Section 2.3                    Capital Structure
Section 2.6                    Financial Statements
Section 2.8                    Absences of Certain Changes
Section 2.9                    Litigation
Section 2.12(a)                Title to Property
Section 2.12(b)                Equipment
Section 2.13(a)                Intellectual Property
Section 2.13(b)                Patents, Trademarks, Servicemarks, Copyrights, Licenses
Section 2.16                   Employee Benefit Plans
Section 2.17                   Certain Agreements Affected by the Merger
Section 2.19(a)                Material Contracts
Section 2.20                   Interested Party Transactions
Section 2.26                   Customers & Suppliers
Section 2.27                   Third Party Consents

ACQUIROR DISCLOSURE SCHEDULE

Section 3.1                    Organization; Standing and Power; Capitalization
Section 3.6                    Litigation
Section 3.13                   Title to Property
Section 3.15                   Interested Party Transactions

EXHIBITS

         Exhibit A             Articles of Merger
         Exhibit B             Table of Target Shareholders
         Exhibit C             Terms of Acquiror Series D Stock
         Exhibit D             Target Stock Options
         Exhibit E             Escrow Agreement
         Exhibit F             Pro Forma Balance Sheet
         Exhibit G             Vesting of Target Stock Options
         Exhibit H             Non-Competition Agreements
         Exhibit I             Employment Agreement
         Exhibit J             Intentionally Deleted
         Exhibit K             Opinion of Acquiror and MergerSub Counsel
         Exhibit L             Visitation Rights Side Letter
         Exhibit M             Investors' Rights Agreement
         Exhibit N             Stockholders Agreement
         Exhibit O             Opinion of Target Counsel

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (the "Agreement") is made and entered into as of February 18, 2000, by and among netLibrary, Inc., a Delaware corporation ("Acquiror"), NL pp.com Acquisition Corporation, a Massachusetts corporation ("MergerSub") and wholly owned subsidiary of Acquiror, peanutpress.com, Inc., a Massachusetts corporation ("Target"), and the persons identified as shareholders on the signature pages hereof (collectively, the "Target Shareholders," and each a "Target Shareholder").


                                    RECITALS

         A. The Boards of Directors of Target, Acquiror and MergerSub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and MergerSub combine into a single company through the merger of MergerSub and Target (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, (i) all issued and outstanding shares of common stock of Target, $.01 par value per share (the "Target Common Stock"), shall be exchanged for cash and shares of the $.001 par value common stock of Acquiror (the "Acquiror Common Stock") in the amounts and on the terms set forth herein and (ii) all issued and outstanding shares of preferred stock of Target, $.01 par value per share (the "Target Preferred Stock") shall be exchanged for cash, Acquiror Common Stock and shares of the Series D Stock of Acquiror (the "Acquiror Series D Stock" and, together with the Acquiror Common Stock the "Acquiror Stock") in the amounts and on the terms set forth herein. (Target Common Stock and Target Preferred Stock are collectively referred to as the "Target Stock.")

         C. Target, Acquiror, MergerSub and Target's Major Shareholders desire to make certain representations and warranties and other agreements in connection with the Merger. "Target's Major Shareholders" shall mean Mark W. Reichelt, Jeffrey P. Strobel, R. Micheal Segroves (but only in his capacity as a holder of Target Common Stock and options to acquire Target Common Stock), and the following four people in their capacities as holders of options to acquire Target Common Stock: Dave Pascoe, Gerald Gold, Lee Fyock and Derek Dupras. Target's Major Shareholders shall not in any event include any other holders of Target Common Stock or any other holders of options to acquire Target Common Stock, Grand Central Holdings, LLC, a New York limited liability company, GCH peanutpress, LLC, a New York limited liability company, Hudson Venture Partners, L.P., a New York limited partnership, Harold S. Schwenk, Jr. or R. Micheal Segroves in his capacity as a holder of Target Preferred Stock.

         D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                                    AGREEMENT

SECTION ONE

         The parties hereby agree as follows:

         1. THE MERGER.

                  1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Articles of Merger attached hereto as EXHIBIT A (the "Articles of Merger") and the applicable provisions of the Massachusetts Business Corporation Law ("Massachusetts Law"), MergerSub shall be merged with and into Target, the separate corporate existence of MergerSub shall cease and Target shall continue as the surviving corporation of the Merger. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

                  1.2 CLOSING; EFFECTIVE TIME. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Section 6 below or at such other time as the parties agree (the "Closing Date"). In connection with the Closing, the parties shall cause the Merger to be consummated by filing the Articles of Merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts, in accordance with the relevant provisions of Massachusetts Law (the time of such filing being the "Effective Time"). The Closing shall take place at the offices of Acquiror, or at such other location as the parties agree.

                  1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of Massachusetts Law. At the Effective Time, all the property, rights, privileges, powers and franchises of Target and MergerSub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and MergerSub shall become the debts, liabilities and duties of the Surviving Corporation.

                  1.4 ARTICLES OF ORGANIZATION; BYLAWS.

                           (a) At the Effective Time, the Restated Articles of
Organization of Target, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter amended as provided by Massachusetts Law and such Restated Articles of Organization.

                           (b) At the Effective Time, the Bylaws of Target, as
in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Restated Articles of Organization of the Surviving Corporation and such Bylaws.

                  1.5 DIRECTORS AND OFFICERS. At the Effective Time, Mark W. Reichelt, Jeffrey P. Strobel, Timothy R. Schiewe, Robert Kaufman and Adam Kimberly shall be the directors of the Surviving Corporation, and the officers of the Surviving Corporation shall be as follows: Timothy R. Schiewe as Chief Executive Officer, Jeffrey P. Strobel and Mark W. Reichelt as Co-Presidents, Nicholas Cuccaro as Treasurer and Paul E. Smith as Clerk. In each case, the officers and directors of the Surviving Corporation shall serve until their respective successors are duly elected or appointed and qualified.

                  1.6 EFFECT OF MERGER ON TARGET AND MERGERSUB COMMON STOCK.

                  At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto, or the holders of any of the following securities:

                  (a) (i) Each share of Target Common Stock, issued and outstanding prior to the Effective Time shall cease to be outstanding, shall automatically be canceled and retired and shall cease to exist, and shall be converted into (and each certificate previously representing any such shares shall thereafter represent the right to receive) (A) $5.4440 in cash and (B)
57.0816 shares of Acquiror Common Stock.

                     (ii) Each share of Target Preferred Stock, issued and outstanding prior to the Effective Time shall cease to be outstanding, shall automatically be canceled and retired and shall cease to exist, and shall be converted into (and each certificate previously representing any such shares shall thereafter represent the right to receive) (A) $189.2744 in cash, (B)
1.9122 shares of Acquiror Common Stock and (C) 48.7236 shares of Acquiror Series D Stock.

                    (iii) Certificates previously representing shares of Target Stock shall be exchanged for the consideration as more fully described in
Section 1.7 below upon the surrender of such certificates in accordance with the provisions of Section 1.7, without interest. EXHIBIT B sets forth a table identifying each of the Target Shareholders and the number of shares of Acquiror Stock that will be issued to each of such Target Shareholders in the Merger, based on the representations set forth in this Agreement, without regard to any adjustment under Section 1.10. The terms of the Acquiror Series D Stock shall be as set forth on EXHIBIT C.

                  (b) All shares of Target Stock held in the treasury of Target immediately prior to the Effective Time shall be canceled and extinguished and no payment shall be made with respect thereto.

                  (c) At the Effective Time, each share of outstanding capital stock of MergerSub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  1.7 DELIVERY OF MERGER CONSIDERATION. At the Closing, subject to Section 1.10:

                  (a) (i) Acquiror shall pay or cause to be delivered to each Target Shareholder of Target Common Stock the following, to the extent attributable to the Target Common Stock owned by such Target Shareholder as of the Effective Time, as set forth on EXHIBIT B: (A) cash and (B) a certificate evidencing the shares of Acquiror Common Stock.

                           (ii) Acquiror shall pay or cause to be delivered to
each Target Shareholder of Target Preferred Stock the following, to the extent attributable to the Target Preferred Stock owned by such Target Shareholder as of the Effective Time, as set forth on EXHIBIT B: (A) cash, (B) a certificate evidencing the shares of Acquiror Common Stock and (C) a certificate evidencing the shares of Acquiror Series D Stock.

                  (b) Certificates representing all of the issued and outstanding shares of Target Stock shall be surrendered for cancellation in the Merger. Each such certificate shall be delivered to MergerSub and canceled, and, simultaneously with such delivery and cancellation, the consideration into which such capital stock shall have been converted in the Merger shall be delivered to the persons entitled thereto under this Agreement. From and after the Effective Time, each certificate which prior to the Effective Time represented shares of capital stock of Target shall be deemed to represent only the right to receive the consideration contemplated herein, and the Target Shareholders shall cease to have any rights with respect to the shares of capital stock formerly represented thereby, except as otherwise provided herein or by law.

                  (c) No fractional shares of Acquiror Common Stock or Acquiror Series D Stock shall be issued pursuant to the Merger. In lieu of fractional shares, Acquiror shall pay to any Target Shareholder otherwise entitled to a fractional share a cash payment equal to the value of such fractional share based on (i) a value of $17.675 for one share of the Acquiror Series D Stock and
(ii) a value of $17.675 for one share of the Acquiror Common Stock.

                  1.8 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of Target with respect to all shares of capital stock of Target shall be closed and no further registration of transfers of such shares of capital stock shall thereafter be made on the records of Target.

                  1.9 TARGET STOCK OPTIONS. On the Closing Date, the options to purchase stock of Target issued and outstanding pursuant to the Stock Option Plan of Target, as set forth on EXHIBIT D, shall be converted into options to purchase Acquiror Common Stock on the basis of 57.0816 shares Acquiror Common Stock for each share of Target Common Stock subject to such option, with the aggregate exercise price payable on exercise of such option allocated ratably among the shares subject to the option. EXHIBIT D sets forth the options to acquire stock of Target immediately prior to the Closing Date and the options to acquire Acquiror Common Stock immediately following the Closing Date, including the applicable vesting schedules. All other options or warrants to purchase stock or securities of Target shall be exercised, or shall be extinguished and expire, on or prior to the Closing.

                  1.10 ESCROW; CLOSING ADJUSTMENT.

                  (a) At the Closing, 91,865 shares of the Acquiror Common Stock, which shares are included in the aggregate number of shares described in
Section 1.7(a)(i) and otherwise would be deliverable as provided in Section 1.7(a)(i), and options to acquire 49,578 shares of Acquiror Common Stock as described in Section 1.9 and otherwise would be deliverable as provided in
Section 1.9 (such shares and options together representing $2,500,000) shall be deposited into an escrow account pursuant to the Escrow Agreement attached as EXHIBIT E (the "Escrow Agreement"). As provided in the Escrow Agreement, a portion of the Acquiror Common Stock and options to acquire Acquiror Common Stock held pursuant to the Escrow Agreement shall be cancelled and returned to Acquiror, as appropriate to account for (i) the amount of any post-closing adjustment pursuant to Section 1.10(b) below, and (ii) amounts covered by the indemnity provisions of Section 8 below.

                  (b) PRO FORMA CLOSING BALANCE SHEET AND PURCHASE PRICE ADJUSTMENT. Attached as part of EXHIBIT F is a pro forma balance sheet of Target (the "Pro Forma Balance Sheet"), including a calculation of Target's projected Net Assets (the "Estimated Net Assets") as of February 22, 2000. "Net Assets," for purposes of this Agreement, shall mean an amount equal to Target's total assets less the total liabilities (but not including liabilities related to accrued compensation expense for employee stock options) determined in accordance with GAAP applied on a consistent basis.

                           After the Closing, there shall be a final
determination of Net Assets as of the Closing Date (the "Final Net Assets") as follows:

                                    (A) If the Closing occurs after February 22,
         2000, for purposes of calculating the Net Assets the Pro Forma Balance Sheet will be deemed to reflect an average of $5,625 per day decrease to the total assets and the Estimated Net Assets will be adjusted downward to reflect such decrease (the "Adjusted Estimated Net Assets"). If the Closing occurs on or before February 11, 2000, the Pro Forma Balance Sheet and Estimated Net Assets will not be adjusted.

                                    (B) Within thirty (30) days following the
         date of Closing, Acquiror shall deliver to Mark W. Reichelt, as a representative of the Target Shareholders (the "Shareholders' Representative") a consolidated balance sheet of Target as of the date of Closing (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with GAAP applied on a consistent basis and shall include a calculation of the Net Assets as of the Closing, based on the information contained in the Closing Balance Sheet (the "Closing Net Assets"). The Shareholders' Representative is hereby authorized to take all actions by or on behalf of the Target Shareholders under this Section 1.10, and decisions by the Shareholders' Representative shall be binding upon the Target Shareholders.

                                    (C) The Shareholders' Representative shall
         have ten (10) days from receipt of the Closing Balance Sheet (the "Verification Period") to verify the Closing Net Assets. Any disagreements as to the Closing Balance Sheet or the Closing Net Assets shall be described in a written notice to Acquiror within the Verification Period (an "Adjustment Notice"), setting forth such disagreements in reasonable detail. If the Shareholders' Representative does not deliver an Adjustment Notice to Acquiror within the Verification Period, the Closing Balance Sheet shall be deemed final and binding on all parties and the Final Net Assets shall be equal to the Closing Net Assets.

                                    (D) If the Shareholders' Representative
         delivers an Adjustment Notice and Acquiror and the Shareholders' Representative are unable to agree upon the amount of the Final Net Assets within fifteen (15) days after delivery of such Adjustment Notice, then a nationally recognized independent public accounting firm to be mutually agreed upon by Acquiror and the Shareholders' Representative (the "Auditor") shall be requested to conduct a review and determine any amounts in dispute between the parties relating to the calculation of the Final Net Assets. The Auditor shall be instructed in performing the review that Acquiror and the Shareholders' Representative shall each be provided with copies of any and all correspondence and drafts distributed to any party and that the review shall be done as soon as is practicable. Acquiror and the Shareholders' Representative shall be granted reasonable access to all documents made available to the Auditor by the other party, provided that any information contained in the documents shall be subject to the confidentiality provisions set forth in this Agreement. Prior to the Auditor's issuance of its final determination, Acquiror and the Shareholders' Representative shall have the opportunity to provide the Auditor with input and any additional information that they deem relevant, provided that the Auditor shall not be required to use any such input or information in connection with its review and determination. The Auditor shall promptly deliver copies of its report to Acquiror and the Shareholders' Representative, setting forth its determination of any amount due between the parties relating to the calculation of the Final Net Assets (the "Auditor's Report"). The Auditor's Report will be conclusive and binding upon all parties to this Agreement; and the Final Net Assets shall be calculated based on the determinations set forth in the Auditor's Report. The costs and expenses of the Auditor and the Auditor's Report contemplated by this paragraph shall be borne by Acquiror, subject to recovery of fifty percent (50%) of such costs as provided in subparagraph (E) below.

                                    (E) (i) If the Closing occurs on or before
         February 22, 2000 then an adjustment (if any) shall be based on the following: if Estimated Net Assets exceed Final Net Assets by more than $50,000, then there shall be released from escrow and returned to Acquiror a number of shares of Acquiror Common Stock and options to acquire Acquiror Common Stock equal to the amount by which the difference between Estimated Net Assets and Final Net Assets exceeds $50,000 (plus, as applicable, fifty percent (50%) of the costs of the Auditor and the Auditor's Report). If Estimated Net Assets are equal to or less than the sum of Final Net Assets and $50,000, no adjustment shall be made. (ii) If the Closing occurs after February 11, 2000 then an adjustment (if any) shall be based on the following: if Adjusted Estimated Net Assets exceed Final Net Assets by more than $50,000, then there shall be released from escrow and returned to Acquiror a number of shares of Acquiror Common Stock and options to acquire Acquiror Common Stock equal to the amount by which the difference between Adjusted Estimated Net Assets and Final Net Assets exceeds $50,000 (plus, as applicable, fifty percent (50%) of the costs of the Auditor and the Auditor's Report). If the Adjusted Estimated Net Assets are equal to or less than the sum of Final Net Assets and $50,000, no adjustment shall be made.

                  1.11 INTENDED TAX CONSEQUENCES. It is intended by the parties that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. Target and the Target Shareholders shall be solely responsible for all tax planning, and for obtaining advice with respect to the federal and state income tax consequences to Target and the Target Shareholders of the Merger and all related transactions. Target and the Target Shareholders are not relying on Acquiror, MergerSub or any advisors to Acquiror or MergerSub for any tax advice with respect to the Merger or related transactions, and shall have no claim against Acquiror, MergerSub, or any officers, directors, employees or advisors of Acquiror with respect to any tax consequences of the Merger or any related transactions. Acquiror and MergerSub shall be solely responsible for all tax planning, and for obtaining advice with respect to the federal and state income tax consequences to Acquiror and MergerSub of the Merger and all related transactions. Acquiror and MergerSub are not relying on Target, the Target Shareholders or any advisors to Target and the Target Shareholders for any tax advice with respect to the Merger or related transactions, and shall have no claim against Target and the Target Shareholders, or any officers, directors, employees or advisors of Target with respect to any tax consequences of the Merger or any related transactions.

                  1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest (a) the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and MergerSub or (b) the Target Shareholders with the Merger consideration as described in Sections 1.6 and 1.7, including the options described in Section 1.9, but subject to Section 1.10, the officers and directors of Target, Acquiror and MergerSub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                  1.13 WITHHOLDING. Each of the Surviving Corporation and Acquiror shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Target Common Stock and Target Preferred Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable state, local or foreign tax laws. To the extent that amounts are so withheld by the Surviving Corporation or Acquiror, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holder in respect of which such deduction and withholding was made by the Surviving Corporation or Acquiror, as the case may be.

SECTION TWO

         2. REPRESENTATIONS AND WARRANTIES OF TARGET.

                  For purposes of this Section 2, any reference to a "Material Adverse Effect" with respect to Target means any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to (a) be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of Target, taken as a whole, (b) prevent or materially delay consummation of the Merger or otherwise to prevent Target from performing its obligations under this Agreement or (c) cause this Agreement not to be legal or enforceable against Target. For purposes of clause (a) of this definition and without limiting the generality of the foregoing, any event, effect or change that individually or in the aggregate with respect to which Target would reasonably be expected to have damages being asserted against, imposed upon or sustained by it of $25,000 or more shall constitute a "material adverse" effect or change.

                  In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of or responsibility for the matter in question.

                  Except as disclosed in a document dated as of the date of this Agreement and delivered by Target to Acquiror prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule"), Target and Target's Major Shareholders jointly and severally represent and warrant to Acquiror and MergerSub as follows:

                  2.1 ORGANIZATION; SUBSIDIARIES. Target is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on Target. Target is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction identified in Section 2.1 of the Target Disclosure Schedule, which schedule includes each jurisdiction where the character of the properties owned, leased or operated by Target or the nature of Target's business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on Target. Except as set forth in Section 2.1 of the Target Disclosure Schedule, Target does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. Target has no subsidiaries.

                  2.2 ARTICLES OF ORGANIZATION AND BYLAWS. Target has delivered a true and correct copy of its Articles of Organization and Bylaws or other charter documents, each as


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

amended to date, to Acquiror. Target is not in violation of any of the provisions of its Articles of Organization or Bylaws or equivalent organizational documents.

                  2.3 CAPITAL STRUCTURE. The authorized capital stock of Target consists solely of (a) 200,000 shares of Target Common Stock, $.01 par value per share, of which (i) as of the date of this Agreement, 10,049 shares are issued and outstanding and (ii) as of the Effective Time, 9,248.67 shall be issued and outstanding and 800.33 shall be issued and held in treasury and (b) 8,876 shares of Target Preferred Stock, $.01 par value per share, which consists of 8,876 shares of Series A Convertible Preferred Stock of Target, of which 8,876 are issued and outstanding. The shares of the issued and outstanding capital stock of Target are owned by the Target Shareholders in accordance with Section 2.3 of the Target Disclosure Schedule. Other than the Target Common Stock and the Target Preferred Stock, there is no other class or series of Target capital stock. Except as set forth in Section 2.3 of the Target Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other contracts, commitments, understandings, restrictions, arrangements or agreements of any character relating to the issuance, sale, transfer or voting of any issued or unissued Target Common Stock, Target Preferred Stock or other securities of Target, including any rights of conversion or exchange under any outstanding securities or other instruments or otherwise obligating Target to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. All outstanding shares of Target Common Stock and Target Preferred Stock have been validly issued and are fully paid, nonassessable and, except as set forth on Section 2.3 of the Target Disclosure Schedule, free of preemptive or similar rights. Target is not party to any phantom stock plans, stock appreciation rights plans, phantom stock agreements or stock appreciation rights agreements. EXHIBIT D identified in Section 1.9 accurately and completely sets forth all issued and outstanding options to purchase Target Stock.

                  2.4 AUTHORITY. Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target Shareholders. Target's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Target and assuming due authorization, execution and delivery by Acquiror and MergerSub, constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and
(b) general principles of equity that restrict the availability of equitable remedies.

                  2.5 NO CONFLICTS; REQUIRED FILINGS AND CONSENTS.

                           (a) The execution and delivery of this Agreement by
Target do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under



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



(i) any provision of the Articles of Organization or Bylaws of Target, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets, where such conflict, violation or default would have a Material Adverse Effect on Target or its properties or assets. Target is not in conflict with or in default or violation of any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets, where such conflict, violation or default would have a Material Adverse Effect on Target or its properties or assets.

                           (b) No consent, approval, order or authorization of,
or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger as provided in Section 1.2 and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

                  2.6 FINANCIAL STATEMENTS. Section 2.6 of the Target Disclosure
Schedule includes a true, correct and complete copy of Target's unaudited financial statements (balance sheet, statement of operations and statement of cash flows) on a consolidated basis for the fiscal years ended December 31, 1999, respectively (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except that the Financial Statements do not (a) have notes thereto or (b) reflect the liabilities related to accrued compensation expense for employee stock options) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements accurately set out and describe the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Target maintains and until the Closing will continue to maintain a standard system of accounting established and administered in accordance with GAAP applied on a consistent basis.

                  2.7 ABSENCE OF UNDISCLOSED LIABILITIES. Target has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (a) those set forth or adequately provided for in the balance sheet for the period ended December 31, 1999 (the "Target Balance Sheet"), (b) those incurred in the ordinary course of business consistent with prudent business practices and not required to be set forth in the Target Balance Sheet under GAAP, (c) those incurred in the ordinary course of business since December 31, 1999 (the "Target Balance Sheet Date") and consistent with prudent business practices and that, if any obligations or liabilities other than trade payables had occurred prior to the Target Balance Sheet Date, would not be required to be set forth in the Target Balance Sheet under GAAP and (d) those incurred in connection with the execution of this Agreement. None of the liabilities set forth on the Target Balance Sheet is subject to any prepayment penalty or similar charge.


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

                  2.8 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section
2.8 of the Target Disclosure Schedule, since the Target Balance Sheet Date there has not been, occurred or arisen any:

                           (a) transaction by Target except in the ordinary
course of business as conducted on that date and consistent with prudent business practices;

                           (b) amendments or changes to the Articles of
Organization or Bylaws of Target;

                           (c) except as otherwise expressly provided in this
Agreement, capital expenditure or commitment by Target, in any individual amount exceeding $40,000, or in the aggregate, exceeding $100,000;

                           (d) destruction of, damage to, or loss of any assets
(including, without limitation, intangible assets), business or customer of Target (whether or not covered by insurance) which would constitute a Material Adverse Effect;

                           (e) labor trouble or claim of wrongful discharge or
other unlawful labor practice or action;

                           (f) change in accounting methods or practices
(including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by Target or any revaluation by Target of any of its assets;

                           (g) declaration, setting aside, or payment of a
dividend or other distribution in respect to the Target Common Stock or Target Preferred Stock, or any direct or indirect redemption, purchase or other acquisition by Target of any Target Common Stock or Target Preferred Stock;

                           (h) except as otherwise expressly provided in this
Agreement, increase in the salary or other compensation payable or to become payable by Target to any officers, directors, employees or advisors of Target, except in the ordinary course of business consistent with prudent business practices, or the declaration, payment, or commitment or obligation of any kind for the payment by Target of a bonus or other additional salary or compensation to any such person, the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards), stock purchase or other employee benefit plan;

                           (i) sale, lease, license of other disposition of any
of the assets or properties of Target, except in the ordinary course of business consistent with prudent business practices and not in excess of $25,000 in the aggregate;



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

                           (j) termination or material amendment of any material
contract, agreement or license (including any distribution agreement) to which Target is a party or by which it is bound;

                           (k) loan by Target to any person or entity, or
guaranty by Target of any loan, except for (i) travel or similar advances made to employees in connection with their employment duties in the ordinary course of business, consistent with prudent business practices and (ii) trade payables not in excess of $10,000 in the aggregate and in the ordinary course of business, consistent with prudent business practices;

                           (l) waiver or release of any right or claim of
Target, including any write-off or other compromise of any account receivable of Target, in excess of $10,000 in the aggregate;

                           (m) commencement or notice, or to Target's knowledge
threat of commencement, of any lawsuit or proceeding against Target or, to Target's or Target's officers' or directors' knowledge, commencement or notice or threat of commencement of any investigation of Target's affairs;

                           (n) notice to Target of any claim of ownership by a
third party of Target's Intellectual Property (as defined in Section 2.13 below) or of infringement by Target of any third party's intellectual property rights;

                           (o) issuance or sale by Target of any of its shares
of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

                           (p) material change in pricing or royalties set or
charged by Target to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Target; or

                           (q) agreement by Target or any officer or employee on
behalf of Target to do any of the things described in the preceding clauses (a) through (p) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

                  2.9 LITIGATION. Except as set forth on Section 2.9 of the Target Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim or arbitration, or to the knowledge of Target, investigation, pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened against Target or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target. There is no judgment, decree or order against Target or, to the knowledge of Target, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. All litigation to which Target is a party (or, to the knowledge


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

of Target Shareholders or Target, threatened to become a party) is disclosed in
Section 2.9 of the Target Disclosure Schedule.

                  2.10 RESTRICTIONS ON BUSINESS ACTIVITIES. To the knowledge of Target, there is no agreement, judgment, injunction, order or decree binding upon Target which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or presently-planned future business practice of Target, any acquisition of property by Target or the overall conduct of business by Target as currently conducted or as of the date hereof proposed to be conducted by Target that could reasonably be expected to have a Material Adverse Effect on Target. To the knowledge of Target, Target has not entered into any agreement under which Target is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

                  2.11 PERMITS AND AUTHORIZATIONS. Target is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for Target, to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Target Authorizations") and no suspension or cancellation of any Target Authorization is pending or, to the best of Target's knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any Target Authorization would not have a Material Adverse Effect on Target. Target is not in material violation of any Target Authorizations. The execution and delivery of this Agreement by Target and the consummation of the transactions contemplated hereby, will neither cause Target to be in material violation or default under any such Target Authorization, nor entitle any other party to any such Target Authorization to terminate or modify such Target Authorization. Target reasonably believes it can obtain, without undue burden or expense, any similar authority for the conduct of its future business as such business is presently planned to be conducted. Target has obtained, in all countries where Target is marketing or has marketed its products and services, all applicable licenses, registrations, approvals, clearances and authorizations required by local, state or federal agencies in such countries regulating the safety, effectiveness and market clearance of the products and services currently or previously marketed by Target in such countries, except where the failure to obtain such licenses, registrations, approvals, clearances and authorizations would not have a Material Adverse Effect on Target.



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                  2.12 TITLE TO PROPERTY.

                           (a) Except as set forth on Section 2.12(a) of the
Target Disclosure Schedule, Target has good and marketable title to all of its respective properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business, consistent with prudent business practices), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, superliens, pledges, charges or encumbrances of any kind or character, except for such mortgages, liens, superliens, pledges, charges or encumbrances which could not reasonably be expected to result in a Material Adverse Effect on Target. All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent GAAP requires the same to be reflected. Section 2.12(a) of the Target Disclosure Schedule sets forth a true, correct and complete list of all real property leased by Target, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and other fees payable under such lease. Such leases are in good standing, are valid and effective in accordance with their respective terms, and there is not under any such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), except for such events of default which could not reasonably be expected to result in a Material Adverse Effect on Target. Target does not own or have any ownership interest in any real property.

                           (b) Section 2.12(b) of the Target Disclosure Schedule
also sets forth a true, correct and complete list of all equipment (the "Equipment") owned or leased by Target, and such Equipment is, taken as a whole,
(i) adequate for the conduct of Target's business, consistent with its past practice and (ii) in good operating condition (ordinary wear and tear excepted).

                  2.13 INTELLECTUAL PROPERTY.

                           (a) Except as set forth on Section 2.13(a) of the
Target Disclosure Schedule, Target owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, maskworks, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in the business of Target as currently conducted or as proposed to be conducted by Target, except to the extent that the failure to have such rights have not had and could not reasonably be expected to have a Material Adverse Effect on Target.

                           (b) Section 2.13(b) of the Target Disclosure Schedule
lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right



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

has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which any person is authorized to use any Intellectual Property (provided, that, with respect to licenses by Target to its retail customers on uniform terms, Section 2.13(b) of the Target Disclosure Schedule only identifies the forms of such licenses accepted by Target's customers), and (iii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which Target is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Target product that is material to its business. Target is not in violation of any license, sublicense or agreement described in Section 2.13(b) of the Target Disclosure Schedule. The execution and delivery of this Agreement by Target and the consummation of the transactions contemplated hereby, will neither cause Target to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Section 2.13(b) of the Target Disclosure Schedule, Target is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens), the Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Intellectual Property is being used.

                           (c) All Intellectual Property developed by or for
Target was developed by employees, contractors or consultants of Target who were at all times subject to agreements assigning to Target all rights in any intellectual property created by the employees, consultants or contractors. There is no material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target, any trade secret material to Target or any Intellectual Property right of any third party to the extent licensed by or through Target, by any third party, including any employee or former employee of Target. Target has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business consistent with prudent business practices.

                           (d) All patents, registered trademarks, service marks
and copyrights held by Target are valid and existing and there is no assertion or claim (or basis therefor) challenging the validity of any Intellectual Property of Target. Target has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party. Neither the conduct of the business of Target currently conducted or contemplated nor the manufacture, sale, licensing or use of any of the products of Target as now manufactured, sold or licensed or used, nor the use in any way of the Intellectual Property in the manufacture, use, sale or licensing by Target of any products currently proposed, infringes on or will infringe or conflict with, in any way, any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention, service mark or copyright of any third party that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Target. To Target's knowledge, no third party is challenging the ownership by Target, or the validity or effectiveness of, any of the Intellectual Property. Target has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. There are no pending, or to the best of Target's knowledge, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of Target, except such as may have been commenced by Target. There is no breach or violation of or actual or, to Target's knowledge, threatened loss of rights under any material license agreement to which Target is a party.

                  2.14 ENVIRONMENTAL MATTERS.

                           (a) The following terms shall be defined as follows:

                                    (i) "Environmental and Safety Laws" shall
         mean any federal, state or local laws, ordinances, codes, regulations, rules, policies, common law and orders, as each may be amended from time to time, that are intended to assure the protection of the environment, or that classify, regulate, address the remediation of, require reporting with respect to, or list or define solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants; which regulate the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials; or which are intended to assure the protection, safety and good health of employees, workers or other persons, including the public, including but not limited to the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or any state analog thereof.

                                    (ii) "Hazardous Materials" shall mean any
         toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws; petroleum and petroleum products including crude oil and any fractions thereof; natural gas, synthetic gas, and any mixtures thereof; radon; asbestos.

                                    (iii) "Property" shall mean all real
         property leased or owned by Target either currently or in the past.

                                    (iv) "Facilities" shall mean all buildings
         and improvements on the Property.

                                    (v) "Release" shall have the meaning set
         forth in CERCLA.

                           (b) Target represents and warrants as follows:

                                    (i) no methylene chloride, polychlorinated
         biphenyls, formaldehyde, urea formaldeyhde, or asbestos is or has been contained in, stored, used, or otherwise located at, in, on, or under the Property or the Facilities;


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

                                    (ii) Target has complied and is in
         compliance with all Environmental and Safety Laws;

                                    (iii) there are no pending or, to the
         knowledge of Target, threatened actions, suits, orders, claims, legal proceedings or other proceedings based on, and neither Target, nor any officer, director or stockholder thereof has received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority or any other person or entity or knows or suspects any fact(s) which might reasonably form the basis for any such actions or notices relating to Hazardous Materials or any actual, alleged, or potential violations of or liabilities under any Environmental and Safety Laws;

                                    (iv) except for small quantities of
         Hazardous Materials in the useful, ordinary, and prudent course of business, there has not been in the past, and is not now, any use, storage, handling or Release of Hazardous Materials, nor is there or has there been any Release, contamination, storage, treatment or handling of Hazardous Materials on, under or migrating to or from the Facilities or Property (including without limitation, soils and surface and ground waters) such that Target is or could reasonably be expected to be held liable for the cleanup, removal, or remediation of Hazardous Materials;

                                    (v) none of the Property is or has been used
         as a dump or landfill or consists of or contains filled in land or wetlands, and no Property or other property to which Hazardous Materials originating on or from such properties or the businesses or assets of the Target has been sent for treatment or disposal is listed or proposed to be listed on the National Priorities List or CERCLIS or on any other governmental database or list of properties that may or do require investigation or cleanup under Environmental and Safety Laws;

                                    (vi) there have not been in the past, and
         are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells;

                                    (vii) no authorization, notification,
         recording, filing, consent, waiting period, remediation, investigation, or approval is required under any Environmental and Safety Law in order to consummate the transaction contemplated hereby;

                                    (viii) Target has all Target Authorizations
         required under Environmental and Safety Laws and is and has been in full compliance with the terms and conditions of the same, all of which are in full force and effect, and none of which require the consent, notification, or other action of any person in order to remain in full force and effect following consummation of the transaction contemplated hereby;

                                    (ix) Target has no liability, known or
         unknown, contingent or non-contingent, under any Environmental and Safety Laws, and is not responsible for the liabilities under Environmental and Safety Laws of any other person, by contract, by operation of law, or otherwise; and

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                                    (x) Target has furnished to Acquiror true
         and complete copies of all environmental assessments, reports, audits and other documents in its possession or under its control that relate to the Property, the Facilities, or Target's compliance with Environmental and Safety Laws. Any information Target has furnished to Acquiror concerning the environmental history of the Property and the Facilities related to compliance with Environmental and Safety Laws is accurate and complete.

                  2.15 TAXES.

                           (a) Target has timely filed or caused to be filed
with the appropriate federal, state and local governmental authority all tax returns, declarations, reports, forms, estimates and any other related information ("Returns") required to be filed with respect to or attributable to Target and each such Return is true, complete and correct in all respects, and has made available to representatives of Acquiror copies of all Returns filed by or on behalf of Target since its inception. All taxes and charges of any kind, including interest and penalties ("Taxes"), shown to be due on such Returns, all Taxes required to be paid by Target, and all Taxes required to be withheld by or with respect to Target have been timely paid or, if applicable, withheld and paid to the appropriate governmental authority. There are (i) no deficiencies or assessment of Taxes from any taxing authority with respect to or attributable to Target, and (ii) no ongoing audits or examinations of any of the Returns relating to or attributable to Target. Target has not granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to or attributable to Target.

                           (b) Target has not made any payments, is not
obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code section 280G. Target has not been a United States real property holding corporation within the meaning of Code section 897(c)(2) during the applicable period specified in Code section 897(c)(1)(A)(ii).

                           (c) Target is not a party to any tax allocation or
sharing agreement. Target (i) has not been a member of an affiliated group filing a consolidated federal income Return or (ii) has no liability for the Taxes of any person (other than Target) under Regulations section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  2.16 EMPLOYEE BENEFIT PLANS.

                           (a) Except as set forth in Section 2.16 of the Target
Disclosure Schedule, Target (i) does not maintain or ever has maintained any Plan or Other Arrangement, (ii) is or ever has been a party to any Plan or Other Arrangement or (iii) has obligations under any Plan or Other Arrangement.

                           (b) Target has furnished to Acquiror true and
complete copies of each of the following documents: (i) documents setting forth the terms of each Plan; (ii) all related trust agreements or annuity agreements (and any other funding document) for each Plan; (iii) for the most recent plan year, the annual report (Form 5500 series) on each Plan that has been filed with any governmental agency; (iv) the current summary plan description and subsequent summaries of material modifications for each Title IV Plan; and (v) all IRS rulings, opinions or technical advice relating to any Plan and all correspondence relating to the request for and receipt of each ruling, opinion or technical advice.

                           (c) No Plan is a Multiemployer Plan.

                           (d) No Plan is an ESOP.

                           (e) No Plan is a Defined Benefit Plan.

                           (f) Except as set forth in Section 2.16 of the Target
Disclosure Schedule, Target has made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement and has taken no action (including, without limitation, actions required by any law) relating to any Plan or Other Arrangement that will increase Target's or Acquiror's obligation under any Plan or Other Arrangement.

                           (g) Target has complied with all applicable
provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Securities Exchange Act of 1934, and all other laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements. Target has no liability for any delinquent contributions within the meaning of Section 515 of ERISA (including, without limitation, related attorneys' fees, costs, liquidated damages and interest) or for any arrearages of wages. Except as set forth in Section 2.16 of the Target Disclosure Schedule, Target has no pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body, or arbiter arising under any law governing any Plan, and, to the knowledge of Target, no facts exist that could give rise to such a claim.

                           (h) With respect to each Plan, Target complied with
(i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and (ii) the applicable requirements of the Family and Medical Leave Act of 1993, as amended, and the regulations thereunder.

                           (i) Definitions:

"Code" means the Internal Revenue Code of 1986, as amended, and all laws promulgated pursuant thereto or in connection therewith.

"Defined Benefit Plan"              means a Plan that is or was a "defined
                                    benefit plan" as such term is defined in
                                    Section 3(35) of ERISA.

"DOL" means the United States Department of Labor or its successors.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all laws promulgated pursuant thereto or in connection therewith.

"ESOP"                              means employee stock option plan.

"Multiemployer Plan"                means a "multiemployer plan" as such term is
                                    defined in Section 3(37) of ERISA.

"Other Arrangement"                 means a benefit program or practice
                                    providing for bonuses, incentive
                                    compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the
                                    Code) to employees, officers or independent contractors that is not a Plan.

"Pension Plan"                      means an "employee pension benefit
                                    plan" as such term is defined in Section
                                    3(2) of ERISA.

"Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (i) which was or is established or maintained by Target; (ii) to which Target contributed or was obligated to contribute or to fund or provide benefits; or (iii) which provides or promises benefits to any person who performs or who has performed services for Target and because of those services is or has been (A) a participant therein or (B) entitled to benefits thereunder.

"Qualified Plan"                    means a Pension Plan that satisfies, or is
                                    intended by Target to satisfy, the
                                    requirements for tax qualification described in Section 401 of the Code.

                  2.17 CERTAIN AGREEMENTS AFFECTED BY THE MERGER. Except as set forth on Section 2.17 of the Target Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target, (b) materially increase any benefits otherwise payable by Target or (c) result in the acceleration of the time of payment or vesting of any such benefits.

                  2.18 EMPLOYEE MATTERS. Target is in compliance in all material respects with all currently applicable federal, state, local and foreign laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices and is not engaged in any unfair labor practice. There are no pending claims against Target under any workers compensation plan or policy or for long term disability. Target has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no controversies pending or, to the knowledge of Target, threatened, between Target and any of its employees, including but not limited to any claims of sexual harassment, which controversies have or could reasonably be expected to have a Material Adverse Effect on Target. Target is not party to any collective bargaining agreement or other labor unions contract nor does Target know of any activities or proceedings of any labor union or other group to organize any such employees.

                  2.19 MATERIAL CONTRACTS.

                           (a) Section 2.19(a) of the Target Disclosure Schedule
contains a list of all contracts, arrangements, licenses and agreements to which Target is a party and that are material to the business, results of operations, or condition (financial or otherwise), of Target (such contracts, agreements and arrangements as are required to be set forth in Section 2.19(a) of the Target Disclosure Schedule being referred to herein collectively as the "Material Contracts"). Without limiting the generality of the foregoing, the Material Contracts include all agreements with publishers or proprietors of books or other materials authorizing Target to distribute, license or otherwise make available to Target's customers access to such books or other information.

                           (b) Each Material Contract is a legal, valid and
binding agreement of Target, and to Target's knowledge of the other parties thereto, and none of the Material Contracts is in default by its terms or has been canceled by the other party; Target is not in receipt of any claim of default under any such agreement and Target does not anticipate any termination or change to, or receipt of a proposal with respect to, any such agreement as a result of the Merger or otherwise. Target has furnished Acquiror with true and complete copies of all Material Contracts together with all amendments, waivers or other changes thereto.

                           (c) Target has furnished Acquiror in hard copy format
true and complete copies the standard licenses, consents and agreements for customers that are displayed on Target's website. Target is not in receipt of any claim of default under any such agreement or any notice or claim that such standard licenses, consents and agreements are unenforceable as written.

                  2.20 INTERESTED PARTY TRANSACTIONS. Except as otherwise disclosed on the Financial Statements or on Section 2.20 of the Target Disclosure Schedule, Target is not indebted to any director, officer, employee or agent of Target (except for amounts due as normal salaries and bonuses), and no such person is indebted to Target.

                  2.21 INSURANCE. Target has made available to representatives of Acquiror copies or summaries of all insurance policies and bonds. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

                  2.22 COMPLIANCE WITH LAWS. Target has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Target.

                  2.23 MINUTE BOOKS. The minute books of Target have been made available to Acquiror, and such minute books contain a true and complete summary of all actions of directors and stockholders at meetings thereof or actions by written consent since the time of incorporation of Target through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

                  2.24 BROKERS' AND FINDERS' FEES. Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                  2.25 BOARD APPROVAL. The Board of Directors of Target has unanimously (a) approved this Agreement and the Merger, (b) determined that the Merger is in the best interests of the stockholders of Target and is on terms that are fair to such stockholders and (c) recommended that the stockholders of Target approve this Agreement and the Merger.

                  2.26 CUSTOMERS AND SUPPLIERS. As of the date hereof and except as set forth on Section 2.26 of the Target Disclosure Schedule, no customer which individually accounted for more than ten percent (10%) of Target's gross revenues during the 12-month period preceding the date hereof, and no supplier of Target has canceled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target, or has decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. Without limiting the generality of this
Section 2.26, no supplier of books or other information to Target for delivery to Target's customers over the internet, and no such supplier has given notice to Target of any intent to terminate or reduce such business activity.

                  2.27 THIRD PARTY CONSENTS. Except as set forth in Section 2.27 of the Target Disclosure Schedule, no consent or approval is needed from any third party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.

                  2.28 REPRESENTATIONS COMPLETE. Target has delivered or made available true and complete copies of each document that exists and is the possession or control of Target and has been requested in writing by Acquiror or its counsel in connection with their legal and accounting review of Target. To the knowledge of Target, none of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

SECTION THREE

         3. REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGERSUB.

                  For purposes of this Section 3, any reference to a "Material Adverse Effect" with respect to Acquiror or MergerSub means any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to (a) be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of Acquiror or MergerSub, taken as a whole, (b) prevent or materially delay consummation of the Merger or otherwise to prevent Acquiror or MergerSub from performing their respective obligations under this Agreement or (c) cause this Agreement not to be legal or enforceable against Acquiror or MergerSub. For purposes of clause
(a) of this definition and without limiting the generality of the foregoing, any event, effect or change that individually or in the aggregate with respect to which Acquiror or MergerSub would reasonably be expected to have damages being asserted against, imposed upon or sustained by it of $250,000 or more shall constitute a "material adverse" effect or change.

                  Except as disclosed in a document dated as of the date of this Agreement and delivered by Acquiror to Target prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Schedule"), Acquiror and MergerSub hereby jointly and severally represent and warrant to Target as follows:

                  3.1 ORGANIZATION, STANDING AND POWER; CAPITALIZATION.

                           (a) Each of Acquiror and MergerSub is a corporation
duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and MergerSub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror or MergerSub, as applicable. Acquiror has delivered to Target a true and correct copy of the Certificate or Articles of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror and MergerSub, each as amended to date. Neither Acquiror nor MergerSub is in violation of any material provisions of their respective Certificates of Incorporation or Bylaws or equivalent organizational documents.

                  (b) The authorized capital stock of the Company as of the date of this Agreement, consists of (a) thirty-five million (35,000,000) shares of Acquiror Common Stock, par value $.001 per share, four million four hundred seventeen thousand one hundred fifty-three (4,417,153) shares of which are issued and outstanding and three million three hundred eighty-four thousand five hundred thirteen (3,384,513) shares of which are reserved for future issuance to employees pursuant to the Acquiror's Stock Option Plan (in each case subject to adjustment for options exercised after January 10, 2000), (b) five million two hundred fifty thousand (5,250,000) shares of Acquiror's Series A Preferred Stock, par value $.001 per share (the "Series A Stock"), five million two hundred twenty-five thousand (5,225,000) of which are issued and outstanding,
(c) six million eight hundred twenty-eight thousand one hundred seventy-six (6,828,176) shares of Acquiror's Series B Preferred Stock, par value $.001 per share (the "Series B Stock"), six million eight hundred twenty-eight thousand one hundred seventy-six (6,828,176) shares of which are issued and outstanding,
(d) five million seven hundred twenty-six thousand five hundred seventy-four (5,726,574) shares of Acquiror's Series C Preferred Stock, par value $.001 per share (the "Series C Stock"), five million seven hundred twenty-six thousand five hundred seventy-four (5,726,574) of which are issued and outstanding and
(e) one million four hundred fourteen thousand four hundred fifty (1,414,450) shares of Acquiror Series D Stock, eight hundred forty-eight thousand six hundred fifty-seven (848,657) of which are issued and outstanding. (Series A Stock, Series B Stock, Series C Stock and Acquiror Series D Stock is collectively referred to as "Acquiror Preferred Stock.") All issued and outstanding shares of Acquiror Common Stock and Acquiror Preferred Stock (a) have been duly authorized and validly issued, (b) are fully paid and nonassessable and (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as set forth in
Section 3.1 of the Acquiror Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind, written or oral, for the purchase or acquisition from Acquiror of any of its securities.

                  3.2 AUTHORITY. Acquiror and MergerSub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and MergerSub (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Massachusetts Law). This Agreement has been duly executed and delivered by each of Acquiror and MergerSub and assuming the due authorization, execution and delivery by Target and Target Shareholders, constitutes the valid and binding obligation of each of Acquiror and MergerSub enforceable against each of Acquiror and MergerSub in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies.

                  3.3 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                           (a) The execution and delivery of this Agreement by
Acquiror and MergerSub do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any material violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate or Articles of Incorporation or Bylaws of Acquiror or MergerSub, as amended (it being understood that the issuance of the Acquiror Stock is subject to the approval of an appropriate amendment to the Amended and Restated Certificate of Incorporation of Acquiror by the holders of Acquiror's outstanding equity securities) or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or MergerSub or their properties or assets, where such conflict, violation or default would have a Material Adverse Effect on Acquiror, MergerSub or their properties or assets.

                           (b) No consent, approval, order or authorization of,
or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or MergerSub in connection with the execution and delivery of this Agreement by Acquiror and MergerSub or the consummation by Acquiror and MergerSub of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger as provided in Section 1.2,
(ii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iii) the filing of an amendment to Acquiror's Certificate of Incorporation and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any the transactions contemplated by this Agreement.

                  3.4 ABSENCE OF UNDISCLOSED LIABILITIES. Acquiror has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (a) those set forth or adequately provided for in the balance sheet for the period ended December 31, 1999 (the "Acquiror Balance Sheet"), (b) those incurred in the ordinary course of business consistent with past practice and not required to be set forth in the Acquiror Balance Sheet under GAAP and (c) those incurred in the ordinary course of business since the December 31, 1999 (the "Acquiror Balance Sheet Date") and consistent with past practice and that, if any obligations or liabilities (other than trade payables) had occurred prior to the Acquiror Balance Sheet Date, would not be required to be set forth in the Acquiror Balance Sheet under GAAP and (d) those incurred in connection with the execution of this Agreement. None of the liabilities set forth on the Acquiror Balance Sheet is subject to any prepayment penalty or similar charge.

                  3.5 ABSENCE OF CERTAIN CHANGES. Since the Acquiror Balance Sheet Date, there has not occurred: (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Acquiror; (b) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Acquiror, or any direct or indirect redemption, purchase or other acquisition by Acquiror of any of its shares of capital stock;
(c) any material amendment or
change to Acquiror's Certificate of Incorporation or Bylaws except amendments or changes contemplated by this Agreement or by the issuance of Acquiror Series D Stock; or (d) any negotiation or agreement by Acquiror to do any of the things described in the preceding clauses (a) through (c) (other than negotiations with Target and its representatives regarding the transactions contemplated by this Agreement).

                  3.6 LITIGATION. Except as set forth in Section 3.6 of the Acquiror Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim or arbitration, or to the knowledge of Acquiror or any of its subsidiaries investigation, pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror. All litigation to which Acquiror is a party (or, to the knowledge of Acquiror, threatened to become a party) is disclosed in Section 3.6 of the Acquiror Disclosure Schedule.

                  3.7 PERMITS AND AUTHORIZATIONS. Each of Acquiror and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for Acquiror and its subsidiaries to own, lease and operate their properties or to carry on their business as it is now being conducted (the "Acquiror Authorizations") and no suspension or cancellation of any Acquiror Authorization is pending or, to the best of Acquiror's knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any Acquiror Authorization would not have a Material Adverse Effect on Acquiror. Acquiror is not in material violation of any Acquiror Authorizations. The execution and delivery of this Agreement by Acquiror and MergerSub and the consummation of the transactions contemplated hereby, will neither cause Acquiror or MergerSub to be in material violation or default under any such Acquiror Authorization, nor entitle any other party to any such Acquiror Authorization to terminate or modify such Acquiror Authorization.

                  3.8 COMPLIANCE WITH LAWS. Each of Acquiror and its subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Acquiror.

                  3.9 BROKER'S AND FINDERS' FEES. Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                  3.10 ACQUIROR STOCK. The Acquiror Stock which will be delivered under Section 1.7, when issued on the Closing Date in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. Acquiror Common Stock issuable upon the conversion of the Acquiror Series D Stock ("Conversion Stock") has been reserved for issuance. When issued in compliance with the provisions of this Agreement, the Certificate of Incorporation, as amended and the Delaware General Corporation Law the Conversion Stock will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Acquiror Stock and the Conversion Stock may be subject to restrictions on transfer under state and/or federal securities laws, lock-up agreements or as otherwise required by such laws at the time a transfer is proposed.

                  3.11 RESTRICTIONS ON BUSINESS ACTIVITIES. To the knowledge of Acquiror, there is no agreement, judgment, injunction, order or decree binding upon Acquiror which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Acquiror, any acquisition of property by Acquiror or the overall conduct of business by Acquiror as currently conducted or as proposed to be conducted by Acquiror that could reasonably be expected to have a Material Adverse Effect on Acquiror. To the knowledge of Acquiror, Acquiror has not entered into any agreement under which Acquiror is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

                  3.12 FINANCIAL STATEMENTS. Acquiror has provided to Target a true, correct and complete copy of Acquiror's audited financial statements for each of the fiscal year ended March 31, 1999, and its unaudited financial statements (balance sheet, statement of operations and statement of cash flows) on a consolidated basis as at, and for the nine (9) month period ended December 31, 1999 (collectively, the "Acquiror Financial Statements"). The Acquiror Financial Statements have been prepared in accordance with GAAP (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Acquiror Financial Statements accurately set out and describe the financial condition and operating results of Acquiror as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Acquiror maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

                  3.13 TITLE TO PROPERTY. Except as set forth in Section 3.13 of the Acquiror Disclosure Schedules, Acquiror has good and marketable title to all of its respective properties, interests in properties and assets, real and personal, necessary to Acquiror's business as presently conducted, or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except for such mortgages, liens, pledges, charges or encumbrances which could not reasonably be expected to result in a Material Adverse Effect to Acquiror. The plants, property and equipment of Acquiror that are used in the operations of its business are in good operating condition and repair. All properties used in the operations of Target are reflected in the Acquiror Balance Sheet to the extent GAAP requires the same to be reflected. All real property leased by Acquiror is subject to leases which are in good standing, are valid and effective in accordance with their respective terms, and there is not under any such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), except for such events of default which could not reasonably be expected to result. All equipment owned or leased by Acquiror is taken as a whole, (a) adequate for the conduct of Acquiror's business, consistent with its past practice, and (b) in good operating condition (ordinary wear and tear excepted).

                  3.14 EMPLOYEE MATTERS. Acquiror is in compliance in all material respects with all currently applicable federal, state, local and foreign laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices and is not engaged in any unfair labor practice. There are no pending claims against Acquiror under any workers compensation plan or policy or for long term disability. Acquiror has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no controversies pending or, to the knowledge of Acquiror, threatened, between Acquiror and any of its employees, including but not limited to any claims of sexual harassment, which controversies have or could reasonably be expected to have a Material Adverse Effect on Acquiror. Acquiror is not party to any collective bargaining agreement or other labor unions contract nor does Acquiror know of any activities or proceedings of any labor union or other group to organize any such employees.

                  3.15 INTERESTED PARTY TRANSACTIONS. Except as otherwise disclosed on the Acquiror Financial Statements or on Section 3.15 of the Acquiror Disclosure Schedule, Acquiror is not indebted to any director, officer, employee or agent of Acquiror (except for amounts due as normal salaries and bonuses), and no such person is indebted to Acquiror.

                  3.16 MINUTE BOOKS. The minute books of Acquiror have been made available to Target, and such minute books contain a true and complete summary of all actions of directors and stockholders at meetings thereof or actions by written consent since the time of incorporation of Acquiror through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

                  3.17 REPRESENTATIONS COMPLETE. Acquiror has delivered or made available to Target true and complete copies of each document that exists and is the possession or control of Acquiror and has been requested in writing by Target or its counsel in conjunction with their legal and accounting review of Acquiror. To the knowledge of Acquiror, none of the representations or warranties made by Acquiror herein or in any Schedule hereto including the Acquiror Disclosure Schedule, or certificate furnished by Acquiror pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

SECTION FOUR

         4. CONDUCT PRIOR TO THE EFFECTIVE TIME.

                  4.1 CONDUCT OF BUSINESSES OF TARGET AND ACQUIROR.

                           (a) During the period from the date of this Agreement
and continuing until the earlier of the termination of this Agreement or the Effective Time, Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Acquiror), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and consistent with prudent business practices, to pay debts and Taxes when due subject (i) to good faith disputes over such debts or Taxes and (ii) to Acquiror's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Target agrees to promptly notify Acquiror of any event or occurrence not in the ordinary course of its business, and of any event which could have a Material Adverse Effect on Target.

                           (b) During the period from the date of this Agreement
and continuing until the earlier of termination of this Agreement or the Effective Time, Acquiror agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Target), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and consistent with prudent business practices, to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Notwithstanding the foregoing, Acquiror shall be permitted to do things which may be considered outside of the ordinary course of its business provided that such actions are consistent with prudent business practices as determined by Acquiror's officers and board of directors, as applicable. Acquiror agrees to promptly notify Target of any event or occurrence not in the ordinary course of its business, and of any event which could have a Material Adverse Effect on Acquiror.

                  4.2 RESTRICTIONS ON ACTIONS OF TARGET. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following:

                           (a) MATERIAL CONTRACTS. Except with the consent of
Acquiror which consent shall not be unreasonably withheld, delayed or conditioned, enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts, other than in the ordinary course of business consistent with prudent business practices and in any event not more than $40,000 individually or $100,000 in the aggregate;

                           (b) ISSUANCE OF SECURITIES. Issue, deliver or sell or
authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor described in Section 2.3 of the Target Disclosure Schedule and outstanding as of the date of this Agreement;

                           (c) INTELLECTUAL PROPERTY. Transfer to any person or
entity any rights to its Intellectual Property except for licenses granted to customers in the ordinary course of business consistent with prudent business practices;

                           (d) EXCLUSIVE RIGHTS. Enter into or amend any
agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology; or enter into any noncompetition, confidentiality or nonsolicitation agreements;

                           (e) DISPOSITIONS. Except with the consent of Acquiror
which consent shall not be unreasonably withheld, delayed or conditioned, sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole, except in the ordinary course of business consistent with prudent business practices;

                           (f) INDEBTEDNESS. Incur any indebtedness for borrowed
money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except for ordinary trade payables;

                           (g) LEASES. Except with the consent of Acquiror which
consent shall not be unreasonably withheld, delayed or conditioned, enter into any operating lease involving aggregate payments in excess of $5,000 in any calendar year;

                           (h) PAYMENT OF OBLIGATIONS. Pay, discharge or satisfy
in an amount in excess of $1,000 in any one case or $5,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than obligations arising in the ordinary course of business consistent with prudent business practices, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements; provided, however, Target shall be authorized to pay no more than a total of $269,650 to fully satisfy "Deferred Salaries" as identified on Target's Financial Statements, including all applicable withholding and payroll taxes related thereto (the $269,650 is allocated as follows: $250,000 to Deferred Salaries, $19,125 to applicable withholding taxes and $525 to state unemployment insurance tax);

                           (i) CAPITAL EXPENDITURES. Except with the consent of
Acquiror which consent shall not be unreasonably withheld, delayed or conditioned, make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with prudent business practices but in no event to exceed $40,000 in any one expenditure, addition or improvement or $100,000 in the aggregate;

                           (j) INSURANCE. Except with the consent of Acquiror
which consent shall not be unreasonably withheld, delayed or conditioned, materially reduce the amount of any material insurance coverage provided by existing insurance policies;

                           (k) TERMINATION OR WAIVER. Except with the consent of
Acquiror which consent shall not be unreasonably withheld, delayed or conditioned, terminate or waive any right of substantial value, other than in the ordinary course of business consistent with prudent business practices;

                           (l) EMPLOYEE BENEFIT PLANS; NEW HIRES; PAY INCREASES.
Adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee (except that Target may hire a replacement for any current director level or officer level employee if Target first provides Acquiror advance notice regarding such hiring decision), except with the consent of Acquiror which consent shall not be unreasonably withheld, delayed or conditioned, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees or otherwise transfer any property to any employees, consultants or shareholders;

                           (m) SEVERANCE ARRANGEMENTS. Grant any severance or
termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements with such other employees in effect on the date of this Agreement;

                           (n) LAWSUITS. Except with the consent of Acquiror
which consent shall not be unreasonably withheld, delayed or conditioned, commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where Target in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of Target's business, provided that Target consults with Acquiror prior to the filing of such a suit or (iii) for a breach of this Agreement;

                           (o) ACQUISITIONS. Acquire or agree to acquire by
merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole;

                           (p) TAXES. Other than in the ordinary course of
business consistent with prudent business practices, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                           (q) NOTICES. Except with the consent of Acquiror
which consent shall not be unreasonably withheld, delayed or conditioned, fail to give any notices or other information required to be given to employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Code, COBRA, and any other applicable law in connection with the transactions provided for in this Agreement;

                           (r) REVALUATION. Except with the consent of Acquiror
which consent shall not be unreasonably withheld, delayed or conditioned, revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with prudent business practices;

                           (s) CHARTER DOCUMENTS. Cause or permit any amendments
to its Articles of Organization or Bylaws;

                           (t) DIVIDENDS; CHANGES IN COMMON STOCK. Declare or
pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Target Stock, or split, combine or reclassify any Target Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Target Stock, or repurchase or otherwise acquire, directly or indirectly, any shares of Target Stock except (i) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or (ii) from existing employees or directors in accordance with agreements providing for the repurchase of Target Stock at a nominal price in conjunction with funding Target's employee stock option plan;

                           (u) ACCOUNTING PRACTICES. Change its accounting
practices or policies from those currently in effect, except as required in accordance with GAAP;

                           (v) VESTING OF OPTIONS. Accelerate the vesting of
subscriptions, options, warrants, calls, rights contracts, commitments, understandings, restrictions or arrangements relating to Target Stock or any other security convertible into Target Common Stock or whose value is based on Target Common Stock except as set forth on EXHIBIT G; or

                           (w) OTHER. Take or agree in writing or otherwise to
take, any of the actions described in Sections 4.2(a) through (v) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

                  4.3 RESTRICTIONS ON ACTIONS OF ACQUIROR. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the

Effective Time, except as expressly contemplated by this Agreement, Acquiror shall not do, cause or permit any of the following:

                           (a) DIVIDENDS; CHANGES IN COMMON STOCK. Declare or
pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Acquiror Common Stock or Acquiror Preferred Stock, or split, combine or reclassify any Acquiror Common Stock or Acquiror Preferred Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Acquiror Common Stock or Acquiror Preferred Stock, or repurchase or otherwise acquire, directly or indirectly, any shares of Acquiror Common Stock or Acquiror Preferred Stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

                           (b) ACCOUNTING PRACTICES. Change its accounting
practices or policies from those currently in effect, except as required in accordance with GAAP;

                           (c) ACQUISITIONS. Permit it to be acquired or permit
all or substantially all of its assets to be acquired in any manner by any other person, business or any corporation, partnership, association or other business organization or division thereof;

                           (d) INDEBTEDNESS. Incur any funded indebtedness in
excess of ten million dollars; or

                           (e) ISSUANCE OF SECURITIES. Issue, deliver or sell or
authorize or propose the issuance, delivery or sale of any equity of Acquiror (or securities exerciseable for or convertible into such equity) other than (i) the issuance of shares of Acquiror Common Stock pursuant to the exercise of stock options, warrants or other rights therefor, (ii) shares of Acquiror Common Stock or Acquiror Preferred Stock for cash in an amount not to exceed fifty million dollars and (iii) shares of Acquiror Common Stock or Acquiror Preferred Stock for non-cash consideration in conjunction with any acquisition(s) by Acquiror with a value not in excess of twenty five million dollars. Any issuance of Acquiror Preferred Stock as permitted by this Section 4.3(e)(ii) and (iii) shall be done at no less than $17.675 per share. Any issuance of Acquiror Common Stock as permitted by this Section 4.3(e)(ii) and (iii) shall be done at no less than $15.00 per share.

                  4.4 NO SOLICITATION. Target and the officers, directors, employees or other agents of Target will not, directly or indirectly, (a) take any action to solicit, initiate or encourage any Takeover Proposal (as defined below) or (b) engage in negotiations with, or disclose any nonpublic information relating to Target to, or afford access to the properties, books or records of Target to, any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Target or the acquisition of any significant equity interest in, or a significant portion of the assets of, Target, other than the transactions contemplated by this Agreement.

                  4.5 ASSIGNMENT OF INVENTIONS BY EMPLOYEES & CONSULTANTS. Target shall secure valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Target does not already own by operation of law.

                  4.6 PROTECTION OF INTELLECTUAL PROPERTY. Target shall take all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). Target shall institute a policy requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially in Acquiror's standard forms which have been provided to Target by Acquiror and all current employees, consultants and independent contractors of Target shall have executed such an agreement. All use, disclosure or appropriation of Confidential Information owned by Target by or to a third party shall be made pursuant to the terms of a written agreement between Target and such third party. All use, disclosure or appropriation of Confidential Information not owned by Target shall be pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or if no such agreement exists, shall be by otherwise lawful means.

SECTION FIVE

         5. ADDITIONAL AGREEMENTS.

                  5.1 BEST EFFORTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, each Target Shareholder agrees to vote all Target Stock owned by such Target Shareholder to approve the Merger. Acquiror agrees not to take any action following the Closing which would violate the continuity of business enterprise requirements as set forth in Section 1.368-1(d) of the Income Tax Regulations.

                  5.2 CONSENTS; COOPERATION. Each of Acquiror and Target shall use its reasonable best efforts to promptly (i) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or Target or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder and (ii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under any applicable federal, state, local or foreign laws.

                  5.3 ACCESS TO INFORMATION.

                           (a) Target shall afford Acquiror and its accountants,
counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's properties, books, contracts, commitments and records and (ii) all other information concerning the business, properties and personnel of Target as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Acquiror shall afford Target and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (x) all of Acquiror's and its subsidiaries' properties, books, contracts, commitments and records, and (y) all other information concerning the business, properties and personnel of Acquiror and its subsidiaries as Target may reasonably request. Acquiror agrees to provide to Target and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

                           (b) Subject to compliance with applicable law, from
the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report material operational matters and the general status of ongoing operations.

                           (c) No information or knowledge obtained in any
investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

                  5.4 PUBLIC DISCLOSURE. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other, except as may be required by law.

                  5.5 NON-COMPETITION AGREEMENTS. Prior to the Closing, Target will use reasonable best efforts to cause Mark W. Reichelt, Jeffrey P. Strobel,
R. Micheal Segroves, Dave Pascoe, Gerald Gold, Lee Fyock and Derek Dupras to execute and deliver to Acquiror Non-Competition Agreements substantially in the form of EXHIBIT H attached hereto (the "Non-Competition Agreements").

                  5.6 OPTIONS AND WARRANTS. Prior to the Closing Date, Target will use its best efforts and take all actions necessary to cause the exercise or cancellation of all options and warrants to purchase stock or securities of Target.

                  5.7 LOCK-UP AGREEMENTS; MANNER OF SALE REQUIREMENTS. If requested by the managing underwriter in connection with any public offering of Acquiror Stock or any other securities of Acquiror, the Target Shareholders shall agree not to offer, sell, contract to sell, or



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

otherwise dispose of any of the Acquiror Stock during the period beginning on the date that Acquiror executes an underwriting agreement with respect to such public offering and continuing to and including 180 days following the completion of the public offering, provided that the terms of such agreements shall be no less favorable than the terms of corresponding agreements signed by Acquiror's management or substantially all holders of Acquiror Preferred Stock.

                  5.8 EMPLOYMENT AGREEMENTS. At the request of Acquiror, Target will use its reasonable best efforts to ensure that certain key personnel of Target, including Mark W. Reichelt, Jeffrey P. Strobel, R. Micheal Segroves, Dave Pascoe, Gerald Gold, Lee Fyock, Derek Dupras, Fatima Karantonis and Hayden Reynolds enter into mutually agreeable employment agreements, the form of which is attached hereto as EXHIBIT I (each an "Employment Agreement").

SECTION SIX

         6. CONDITIONS TO THE MERGER.

                  6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                           (a) APPROVAL. This Agreement and the Merger shall
have been duly approved and adopted by the Board of Directors of Acquiror. Acquiror shall have received all amendments to its Certificate of Incorporation and approvals of its stockholders, required to authorize and approve the Merger and the transactions contemplated by this Agreement.

                           (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

                           (c) GOVERNMENTAL APPROVAL. Acquiror, Target and
MergerSub and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby.

                  6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF TARGET. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

                           (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i)
Each of the representations and warranties of Acquiror and MergerSub in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Acquiror and MergerSub in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date) and
(ii) Acquiror and MergerSub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time (provided that the obligations set forth in Section 4.3 shall not be qualified by materiality, unless specifically set forth therein).

                           (b) NO MATERIAL ADVERSE CHANGES. There shall not have
occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or presently-identified prospects of Acquiror and its subsidiaries, taken as a whole.

                           (c) GOOD STANDING. Target shall have received a
certificate or certificates of the Secretary of State of the State of Delaware and any applicable franchise tax authority of such state, certifying as of a date no more than 5 business days prior to the Effective Time that Acquiror has filed all required reports, paid all required fees and taxes and is, as of such date, in good standing and authorized to transact business as a domestic corporation.

                           (d) OFFICER'S CERTIFICATE. Acquiror shall have
delivered to Target a certificate, executed by a senior officer of Acquiror on behalf of Acquiror, certifying that the statements in 6.2(a) and (b) are true and correct as of the Closing Date.

                           (e) MERGER CONSIDERATION. At Closing, Acquiror shall
transfer to the Target Shareholders (i) cash, (ii) shares of Acquiror Common Stock and (iii) shares of Acquiror Series D Stock as described in Section 1.6(a) above, and subject to the Escrow Agreement described in Section 1.10 above.

                           (f) OPINION OF COUNSEL. At Closing, Target shall
receive an opinion of counsel to Acquiror substantially in the form attached as EXHIBIT K.

                           (g) VISITATION RIGHTS. At Closing, Target
Shareholders who become holders of Acquiror Common Stock shall receive an agreement by Acquiror, substantially in the form attached as EXHIBIT L granting such holders board observer rights generally on the same basis as holders of Acquiror Series D Stock. Target Shareholders who become holders of Acquiror Series D Stock hereunder shall be granted board observer rights pursuant to the Second Amended and Restated Investors' Rights Agreement, as amended, attached hereto as EXHIBIT M.

                           (h) AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
AND STOCKHOLDER AGREEMENT. At Closing, Acquiror shall have amended (as necessary) the existing Second Amended and Restated Investors' Rights Agreement, as amended (attached as EXHIBIT M hereto) and the existing Second Amended and Restated Stockholders Agreement, as amended (which agreement shall be attached hereto as EXHIBIT N) to accommodate the holders of Acquiror Series D Stock and Target Shareholders who become holders of Acquiror Series D Stock hereunder shall become party to those amended agreements as applicable.

                  6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ACQUIROR AND MERGERSUB. The obligations of Acquiror and MergerSub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

                           (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i)
Each of the representations and warranties of Target and Target's Major Shareholders in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Target and Target's Major Shareholders in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date) and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time (provided that the obligations set forth in Section 4.2 shall not be qualified by materiality unless specifically set forth therein).

                           (b) NO MATERIAL ADVERSE CHANGES. There shall not have
occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or presently-identified prospects of Target.

                           (c) RESIGNATION OF DIRECTORS AND OFFICERS. Acquiror
shall have received letters of resignation from Warren H. Haber, Jr. and Gregory Belmont, as directors of Target and R. Micheal Segroves, Scott Peterson and Richard P. Mandel as officers of Target prior to the Effective Time, which resignations in each case shall be effective as of the Effective Time.

                           (d) NON-COMPETITION AGREEMENTS. Each of the persons
set forth in Section 5.5 above shall have executed a Non-Competition.

                           (e) GOOD STANDING. Acquiror and MergerSub shall have
received a certificate or certificates of the Secretary of the Commonwealth of the Commonwealth of Massachusetts and any applicable franchise tax authority of such commonwealth, certifying as of a date no more than 5 business days prior to the Effective Time that Target has filed all required reports, paid all required fees and taxes and is, as of such date, in good standing and authorized to transact business as a domestic corporation.

                           (f) PRESIDENT'S OR CEO'S CERTIFICATE. Target shall
have delivered to Acquiror a certificate, executed by the President or CEO of Target on behalf of Target, certifying that the statements in 6.3(a) and (b) are true and correct as of the Closing Date.

                           (g) CERTIFICATES. At Closing, Target shall surrender
to Acquiror certificates representing all of the Target Common Stock and Target Preferred Stock, as set forth in Section 1.7 above.

                           (h) ASSIGNMENT OF INVENTIONS BY EMPLOYEES &
CONSULTANTS. Target shall have secured valid written assignments from all employees and shall use its best commercial efforts to secure from consultants and independent contractors who contributed to the creation or development of Intellectual Property of the rights to such contributions that Target does not already own by operation of law.

                           (i) PROTECTION OF INTELLECTUAL PROPERTY. Target shall
have taken all necessary and appropriate steps to protect and preserve the confidentiality of all Confidential Information. Target shall have instituted a policy requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially in Acquiror's standard forms. All current employees shall have executed such an agreement and Target shall use its best commercial efforts to obtain such agreements from consultants and independent contractors of Target. All use, disclosure or appropriation of Confidential Information owned by Target by or to a third party shall be governed by the terms of a written agreement between Target and such third party. All use, disclosure or appropriation of Confidential Information not owned by Target shall be governed by the terms of a written agreement between Target and the owner of such Confidential Information or, if no written agreement exists, Target shall certify to Acquiror and MergerSub that such use, disclosure or appropriation shall be by otherwise lawful means.

                           (j) OPINION OF COUNSEL. Acquiror and MergerSub shall
have received an opinion of counsel to Target in the form attached as EXHIBIT O.

                           (k) OPTIONS AND WARRANTS. All options and warrants to
acquire any capital stock or securities of Target issued and outstanding as of the date of this Agreement, other than the options described in Section 1.9, shall have been cancelled, exercised or shall have expired and the persons identified on EXHIBIT D shall have executed option agreements reflecting the options and the vesting schedule(s) as set forth on EXHIBIT D and subject to
Section 1.10.

                           (l) ESCROW AGREEMENT. The Target's Major Shareholders
shall have executed the Escrow Agreement attached as EXHIBIT E.

                           (m) EMPLOYMENT AGREEMENT. Each of the persons set
forth in Section 5.8 above shall have executed an Employment Agreement.

                           (n) AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
AND STOCKHOLDER AGREEMENT. At Closing, each Target Shareholder who becomes a holder of Acquiror Series D Stock hereunder shall have executed the Second

Amended and Restated Investors' Rights Agreement, as amended and the existing Second Amended and Restated Stockholders Agreement, as amended, as applicable.

SECTION SEVEN

         7. TERMINATION, AMENDMENT AND WAIVER.

                  7.1 TERMINATION. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target, this Agreement may be terminated and the Merger may be abandoned:

                           (a) by mutual consent duly authorized by the Boards
of Directors of each of Acquiror and Target;

                           (b) by either Acquiror or Target, if, without fault
of the terminating party the Effective Time shall not have occurred on or before February 28, 2000 (or such later date as may be agreed upon in writing by the parties);

                           (c) by Acquiror, if Target shall materially breach
(provided that the obligations set forth in Section 4.2 shall not be so qualified unless specifically set forth therein) any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten (10) business days following receipt by Target of written notice of such breach, provided that Acquiror is not in material breach of any of its representations, warranties or obligations hereunder, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured;

                           (d) by Target, if Acquiror shall materially breach
(provided that the obligations set forth in Section 4.3 shall not be so qualified unless specifically set forth therein) any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten (10) business days following receipt by Acquiror of written notice of such breach, provided that Target is not in material breach of any of its representations, warranties or obligations hereunder, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured.

                  7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, MergerSub or Target or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.4 (Public Disclosure),
Section 7.3 (Expenses and Termination Fees) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

                  7.3 EXPENSES AND TERMINATION FEES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated including, without limitation, filing fees and the fees and expenses of advisors, accountants, legal counsel and financial printers, shall be paid by the party incurring such expense.

                  7.4 AMENDMENT. The boards of directors of the parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties.

SECTION EIGHT

         8. ESCROW AND INDEMNIFICATION.

                  8.1 SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. All covenants to be performed prior to the Effective Time shall survive the consummation of the Merger and continue until the Survival Time (as defined below). Notwithstanding the foregoing, the covenants contained in Sections 5.1,
5.2 and 5.4 shall continue without expiration. All representations and warranties in this Agreement, or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger and continue until the Survival Time (as defined below). "Survival Time" shall mean the earlier to occur of (a) the first anniversary of the Effective Time or (b) expiration of the lock-up period pursuant to Section 5.7 of this Agreement.

                  8.2 INDEMNIFICATION AND DAMAGES.

                           (a) Subject to the limitations set forth in this
Section 8, from and after the Effective Time, Target's Major Shareholders shall protect, defend, indemnify and hold harmless Acquiror and the Surviving Corporation and their respective affiliates, officers, directors, employees, representatives and agents (Acquiror, Surviving Corporation and each of the foregoing persons or entities is hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses, costs, damages, liabilities, fees (including without limitation attorneys' fees) and expenses (collectively, the "Damages"), that any of the Indemnified Persons incurs by reason of or in connection with any claim, demand, action or cause of action alleging misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of Target or Target's Major Shareholders contained in this Agreement, including any exhibits or schedules attached hereto, and the Articles of Merger, which becomes known to Acquiror. Damages in each case shall be net of the amount of any insurance proceeds and indemnity and contribution actually recovered by the Indemnified Person.

                           (b) All Damages recoverable under this Section 8.2
(other than Damages attributable to fraud or intentional misrepresentation) shall be recoverable from, and solely from, shares of Acquiror Common Stock and options to acquire Acquiror Common Stock deposited into escrow pursuant to
Section 1.10. Except for Damages attributable to fraud or intentional misrepresentation, and except for recovery from the Acquiror Stock and options to acquire Acquiror Common Stock held in escrow, neither Acquiror no the Surviving Corporation shall have any recourse against any Target Shareholder for any Damages. Claims for Damages, and release of shares from escrow, shall be governed by the terms of the Escrow Agreement attached as EXHIBIT E. Absent fraud or intentional misrepresentation, to the extent Damages exceed the amounts represented by the shares held under the Escrow Agreement, no Indemnified Person shall have any claim against any Target Shareholder or any assets of any Target Shareholder.

                  8.3 DAMAGES THRESHOLD. Notwithstanding the foregoing, an Indemnified Person may not seek indemnification under this Section 8 until Damages in the aggregate amount in excess of $25,000 are payable.

                  8.4 EXPIRATION OF CLAIMS. An Indemnified Person shall provide notice to the Shareholders' Representative of any potential indemnifiable claim for Damages under this Section 8 prior to the expiration of the Survival Time. Any claim for which notice has not been provided to the Shareholders' Representative prior to the expiration of the Survival Time shall be deemed waived.

SECTION NINE

         9. GENERAL PROVISIONS.

                  9.1 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice,

                           (a) if to Acquiror or MergerSub, to:

                               netLibrary, Inc.
                               3080 Center Green Drive
                               Boulder, Colorado 80301
                               Facsimile No.: 303-381-8700
                               Telephone No.: 303-381-8701

                               with copies to:

                               netLibrary, Inc.
                               3080 Center Green Drive
                               Boulder, Colorado  80301
                               Attn:  General Counsel
                               Facsimile No.:  303-381-8999
                               Telephone No.:  303-381-8731

                               Hogan & Hartson L.L.P.
                               1200 17th Street, Suite 1500
                               Denver, Colorado 80202
                               Attention: Steven A. Cohen
                               Facsimile No.: 303-899-7333
                               Telephone No.: 303-899-7300

                           (b) if to Target and/or to Shareholders'
Representative, to:

                               peanutpress.com, Inc.
                               Four Clock Tower Place, Suite 420
                               Maynard, Massachusetts  01754
                               Attention:  Mark W. Reichelt, CEO
                               Facsimile No.:  (978) 897-5553
                               Telephone No.:  (978) 897-4445

                               with a copy to:

                               Bowditch & Dewey, LLP
                               161 Worcester Road
                               Framingham, Massachusetts 01701
                               Attn:  Richard P. Mandel, Esq.
                               Facsimile No.:  508-872-1492
                               Telephone No.:  508-879-5700

                               Grand Central Holdings, LLC
                               250 Lafayette Street
                               Fourth Floor
                               New York, New York 10012
                               Attn:  Warren H. Haber, Jr., Member
                               Facsimile No.:  (212) 625-9711
                               Telephone No.:  (212) 625-9710

                               Winston & Strawn
                               200 Park Avenue
                               New York, New York 10166
                               Attn:  Alan Rice, Esq.
                               Facsimile No.:  (212) 294-4700
                               Telephone No.:  (212) 294-6627


                  9.2 INTERPRETATION. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation" even if not actually followed by such phrase unless the context expressly provides otherwise. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  9.4 ENTIRE AGREEMENT; NONASSIGNABILITY; PARTIES IN INTEREST. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including Attachments, Exhibits, Schedules (including the Target Disclosure Schedule and the Acquiror Disclosure Schedule) (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Mutual Nondisclosure Agreement between Target and Acquiror, dated December 17, 1999, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms (b) are not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

                  9.5 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                  9.6 REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

                  9.7 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the jurisdiction and venue of the courts of the state and federal courts serving Boulder County, Colorado.

                  9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  9.9 AMENDMENTS AND WAIVERS . Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 9.9 shall be binding upon the parties and their respective successors and assigns.





                            [Signature Page Follows]

         Target, Target Shareholders, Target's Major Shareholders, Acquiror and MergerSub have executed this Agreement as of the date and year first written above.

                                   TARGET:

                                   PEANUTPRESS.COM, INC.

                                   By: /s/ JEFFREY P. STROBEL
                                      -----------------------------------------
                                   Name:  Jeffrey P. Strobel
                                   Title:  President


                                   By: /s/ MARK W. REICHELT
                                      -----------------------------------------
                                   Name:  Mark W. Reichelt
                                   Title:  Treasurer

                                   ACQUIROR:

                                   NETLIBRARY, INC.

                                   By: /s/ TIMOTHY R. SCHIEWE
                                      -----------------------------------------
                                   Name:  Timothy R. Schiewe
                                   Title:  President

                                   MERGERSUB:

                                   NL PP.COM ACQUISITION CORPORATION

                                   By:  /s/ TIMOTHY R. SCHIEWE
                                      -----------------------------------------
                                   Name:  Timothy R. Schiewe
                                   Title:  President


                                   By:  /s/ F. CLARK ELLIS
                                      -----------------------------------------
                                   Name:  F. Clark Ellis
                                   Title:  Treasurer

                                   SHAREHOLDERS REPRESENTATIVE:

                                    /s/ MARK W. REICHELT
                                   --------------------------------------------
                                   Mark W. Reichelt

                                    TARGET SHAREHOLDERS:


                                    -------------------------------
                                    Mark W. Reichelt




                                    -------------------------------
                                    Jeffrey P. Strobel



                                    -------------------------------
                                    R. Micheal Segroves



                                    -------------------------------
                                    Harold S. Schwenk, Jr.


                                    GRAND CENTRAL HOLDINGS, LLC


                                    By: /s/ WARREN H. HABER, JR.
                                        ---------------------------
                                    Name:   Warren H. Haber, Jr.
                                    Title:  Member


                                    GCH PEANUTPRESS, LLC


                                    By: Grand Central Holdings, LLC,
                                         its Managing Member


                                    By: /s/ WARREN H. HABER, JR.
                                        ---------------------------
                                    Name:   Warren H. Haber, Jr.
                                    Title:  Member


                                    HUDSON VENTURE PARTNERS, L.P.


                                    By: Grand Central Holdings, LLC, holder of
                                         an irrevocable proxy

                                    By: /s/ WARREN H. HABER, JR.
                                       ----------------------------
                                    Name:   Warren H. Haber, Jr.
                                    Title:  Member

/s/ DAVE PASCOE
------------------------------------
Dave Pascoe


/s/ GERALD GOLD
------------------------------------
Gerald Gold


/s/ LEE FYOCK
------------------------------------
Lee Fyock


/s/ DEREK DUPRAS
------------------------------------
Derek Dupras